     Exhibit 99

Piper Jaffray Companies
Reports Third Quarter 2018 Results
MINNEAPOLIS – October 26, 2018 – Piper Jaffray Companies (NYSE: PJC) today announced its results for the third quarter ended September 30, 2018.
"We had great overall results, led by our second best quarter ever in advisory," said Chad R. Abraham, chief executive officer. "Our investment banking business had an all-around strong quarter, both advisory and equity financing, and momentum in public finance continues. We are well positioned to have a strong finish to the year."

	Third Quarter 2018 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2018	Q2-18	Q3-17	2018	Q2-18	Q3-17
Net revenues	$217.5	25.4%	-9.6%	$215.7	24.0%	-10.7%
Net income applicable to Piper Jaffray Companies	$22.0	253.7%	N/M	$28.6	106.4%	-12.2%
Earnings per diluted common share	$1.43	232.6%	N/M	$1.86	102.2%	-12.7%
(1) A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
N/M — Not meaningful

BUSINESS & FINANCIAL HIGHLIGHTS

•	Revenues of $217.5 million in the quarter improved meaningfully on a sequential basis as our investment banking franchises led the quarter with strong relative and absolute performance.

•	Our advisory business reported the second highest quarter on record. Our pipeline is robust and we expect the fourth quarter to be another strong quarter.

•	Equity financing continues to be strong driven by our market-leading healthcare franchise. We believe we are positioned favorably to continue capitalizing on our strength in this industry sector.

•	Debt financing revenues have improved each quarter as the year progressed. We expect a strong finish to the year as we execute on a healthy pipeline in our specialty sector practices.

•	Results for the quarter, both on a U.S. GAAP and non-GAAP basis, reflect the significant operating leverage in our model and demonstrate the earnings power of our platform.

•	Earnings per diluted common share of $1.43 and adjusted earnings per diluted common share of $1.86.

•	Pre-tax operating margin of 13.6% and adjusted pre-tax operating margin of 17.7%.

TALENT

•	Continued to grow our investment banking platform by adding high-quality talent.

•	Strengthened our software-driven technology group with the addition of one managing director focused on application software companies.

•	Hired one managing director on our industry-leading consumer team.

•	Added two senior research analysts in energy, covering exploration and production, and integrated oil companies, further bolstering our strong brand and sector expertise.

CAPITAL RETURNED

•	Declared a quarterly cash dividend of $0.375 per share to be paid to shareholders of record as of November 28, 2018.

•	Repurchased approximately 90,000 shares of common stock, or $6.8 million, at an average price of $75.06 per share during the quarter.

•	Returned an aggregate of $41.6 million, or $2.75 per share, to shareholders on a year-to-date basis through quarterly dividends and the annual special dividend.

SELECTED FINANCIAL DATA
U.S. GAAP Results and Commentary
We adopted new revenue recognition guidance effective as of January 1, 2018. As a result of adopting the new guidance, we now present client reimbursed deal expenses on a gross basis on the consolidated statements of operations, rather than the previous presentation of netting deal expenses within revenues. This change did not impact our pre-tax operating income, however the financial measures for the three and nine months ended September 30, 2018 were impacted as follows:

•	Higher net revenues,

•	Decreased compensation ratio,

•	Higher non-compensation expenses,

•	Higher non-compensation ratio, and

•	Lower pre-tax operating margin.
The new guidance is applied prospectively in our consolidated financial statements from January 1, 2018 and reported financial information for historical comparable periods has not been revised.
The following table summarizes our results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.
	2018	2018	2017	Sequential	Prior Year
Net revenues	$217,528	$173,481	$240,567	25.4%	-9.6%
Compensation and benefits expenses	139,151	115,574	169,469	20.4%	-17.9%
Non-compensation expenses	48,742	52,648	153,334	-7.4%	-68.2%

Compensation ratio	64.0%	66.6%	70.4%
Non-compensation ratio	22.4%	30.3%	63.7%
Pre-tax operating margin	13.6%	3.0%	-34.2%

Net income/(loss) applicable to Piper Jaffray Companies	$22,023	$6,226	$(49,713)	253.7%	N/M
Earnings/(loss) per diluted common share	$1.43	$0.43	$(3.91)	232.6%	N/M
N/M — Not meaningful

•
The compensation ratio of 64.0% in the current quarter decreased compared to the sequential quarter primarily due to higher revenues. The compensation ratio declined compared to the year-ago period due to lower acquisition-related compensation and the impact of presenting client reimbursed deal expenses on a gross basis, as required under new accounting guidance. This change resulted in a 230 bps decrease to the compensation ratio in the current quarter.

•
Non-compensation expenses of $48.7 million in the current quarter decreased compared to the sequential quarter and year-ago period. In the second quarter of 2018 we recorded $3.8 million of restructuring costs primarily related to headcount reductions in our sales and trading and asset management businesses. Non-compensation expenses in the third quarter of 2017 included a $114.4 million non-cash goodwill impairment charge associated with our asset management segment.

•
Net income of $22.0 million and earnings of $1.43 per diluted common share in the third quarter of 2018 reflects operating leverage driven by higher revenue levels. Earnings in the second quarter of 2018 were reduced by higher non-compensation expenses, and aided by a $1.4 million tax benefit related to restricted stock awards vesting at values greater than their grant date price. Despite record revenue levels in the third quarter of 2017, pre-tax operating margin and earnings were significantly impacted by the non-cash goodwill impairment charge.

Non-GAAP Results and Commentary
Throughout the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").
The non-GAAP financial measures include adjustments to exclude:
(1) revenues and expenses related to noncontrolling interests,
(2) amortization of intangible assets related to acquisitions,
(3) compensation and non-compensation expenses from acquisition-related agreements,
(4) goodwill impairment charges,
(5) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code, and
(6) the impact of the annual special cash dividend paid in the first quarter of 2018 resulting in an undistributed loss on earnings per diluted common share.
Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
The following table summarizes our results on an adjusted, non-GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.
	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$215,652	$173,919	$241,551	24.0%	-10.7%
Adjusted compensation and benefits expenses	133,237	108,237	155,160	23.1%	-14.1%
Adjusted non-compensation expenses	44,327	48,765	34,862	-9.1%	27.1%

Adjusted compensation ratio	61.8%	62.2%	64.2%
Adjusted non-compensation ratio	20.6%	28.0%	14.4%
Adjusted pre-tax operating margin	17.7%	9.7%	21.3%

Adjusted net income	$28,566	$13,839	$32,521	106.4%	-12.2%
Adjusted earnings per diluted common share	$1.86	$0.92	$2.13	102.2%	-12.7%

•
The adjusted compensation ratio of 61.8% for the current quarter was slightly lower compared to the sequential quarter. The adjusted compensation ratio in the current quarter was reduced by 230 bps compared to the third quarter of 2017 due to the change in presentation of client reimbursed deal expenses, as required under new accounting guidance. Despite lower revenues on a year-over-year basis, our adjusted compensation ratio was consistent with the third quarter of 2017, after adjusting for the deal-related expenses.

•
Adjusted non-compensation expenses of $44.3 million in the third quarter of 2018 decreased compared to the second quarter of 2018 which included restructuring costs of $3.8 million. Adjusted non-compensation expenses increased compared to the year-ago period due to new accounting guidance requiring the gross presentation of client reimbursed deal expenses. Excluding the $7.7 million of deal-related expenses, adjusted non-compensation expenses in the quarter were $36.7 million.

BUSINESS SEGMENT RESULTS
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.
U.S. GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Net revenues	$205,870	$162,621	$227,988	26.6%	-9.7%
Operating expenses	$176,783	$156,381	$196,409	13.0%	-10.0%
Pre-tax operating income	$29,087	$6,240	$31,579	366.1%	-7.9%
Pre-tax operating margin	14.1%	3.8%	13.9%

•
Advisory services revenues of $113.5 million were up 47.0% compared to the sequential quarter driven by more completed engagements and higher revenue per deal, and reflect strong relative performance in a market where the number of completed transactions was down. Advisory services revenues declined 23% compared to the year-ago period. Although the number of completed transactions was consistent year-over-year, revenues in the third quarter of 2017 were elevated by several large fees, and represented our strongest quarter on record. We believe markets remain constructive and we expect to finish the year strong.

•
Equity financing revenues of $32.2 million increased 7% compared to the sequential quarter driven by higher revenue per deal as we completed a larger proportion of bookrun deals. Revenues in the current quarter increased 46% compared to the year-ago period driven by more completed transactions and higher revenue per deal. We outperformed our target market, where the sub-$2 billion fee pool was up 11% on a year-to-date basis, reflecting market share gains and the strength of our franchise. Consistent with the market, our deal activity was concentrated in healthcare, our strongest industry sector.

•
Debt financing revenues of $20.9 million, up 24% compared to the second quarter of 2018, reflect the breadth of our platform as we achieved strong relative performance in an environment where municipal market issuance volumes were down. Our performance has continued to build momentum during the year from historically low levels in the first quarter of 2018, albeit down from robust 2017 levels. We believe our performance will continue to follow this trend as we finish the year.

•
Equity institutional brokerage revenues of $17.8 million decreased 7% compared to the sequential quarter due to lower commissions from client trading as we typically experience a slowdown in the summer months.

•
Fixed income institutional brokerage revenues of $18.2 million were consistent compared to the second quarter of 2018 and down 12% compared to the year-ago period as we have reduced inventory levels to coincide with current market opportunities.

•
Operating expenses for the third quarter of 2018 were $176.8 million, up 13% compared to the second quarter of 2018 primarily due to higher compensation expenses arising from increased revenues. Operating expenses in the current quarter decreased 10% compared to the third quarter of 2017 due to lower compensation expenses driven by decreased revenues, offset in part by higher non-compensation expenses resulting from new accounting guidance requiring the gross presentation of client reimbursed deal expenses.

•
Segment pre-tax operating margin was 14.1% compared to 3.8% in the second quarter of 2018 and 13.9% in the year-ago period. Segment pre-tax operating margin improved on a sequential basis primarily due to higher revenues. Despite lower revenues compared to the year-ago period, segment pre-tax operating margin increased due to lower acquisition-related compensation.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.
(Dollars in thousands, except AUM)	2018	2018	2017	Sequential	Prior Year
Net revenues	$11,658	$10,860	$12,579	7.3%	-7.3%
Operating expenses	$11,110	$11,841	$126,394	-6.2%	-91.2%
Pre-tax operating income/(loss)	$548	$(981)	$(113,815)	N/M	N/M
Pre-tax operating margin	4.7%	-9.0%	-904.8%

Assets under management (in millions)	$7,308	$7,483	$7,628	-2.3%	-4.2%
N/M — Not meaningful

•
AUM of $7.3 billion at the end of the third quarter of 2018 was down slightly compared to both of the prior periods. The decline in AUM sequentially was attributable to net client outflows offset in part by market appreciation.

•
Net revenues of $11.7 million increased compared to the sequential quarter due to higher management fees resulting from higher average AUM. Net revenues decreased 7% compared to the year-ago period due to lower management fees from a lower effective yield driven by the mix of our equity products.

•
Operating expenses for the current quarter were $11.1 million, down 6% compared to the sequential quarter reflecting our continued focus on cost management. Operating expenses in the third quarter of 2017 were impacted by a $114.4 million non-cash goodwill impairment charge.

•
Segment pre-tax operating margin was 4.7% in the current quarter driven by increased revenues and lower operating expenses. The improved segment pre-tax operating margin resulted from proactive initiatives to reduce operating expenses as market conditions remain challenging. Segment pre-tax operating margin in the third quarter of 2017 was impacted by the non-cash goodwill impairment charge.

Non-GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$203,994	$163,059	$228,972	25.1%	-10.9%
Adjusted operating expenses	$167,855	$146,561	$179,269	14.5%	-6.4%
Adjusted pre-tax operating income	$36,139	$16,498	$49,703	119.1%	-27.3%
Adjusted pre-tax operating margin	17.7%	10.1%	21.7%
The variance explanations for adjusted net revenues and adjusted operating expenses on a non-GAAP basis are consistent with those for net revenues and operating expenses on a U.S. GAAP basis.

•
Adjusted segment pre-tax operating margin was 17.7% in the third quarter of 2018 compared to 10.1% in the second quarter of 2018 and 21.7% in the year-ago period. Adjusted segment pre-tax operating margin increased sequentially and decreased on a year-over-year basis driven by the variability in adjusted net revenue levels.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$11,658	$10,860	$12,579	7.3%	-7.3%
Adjusted operating expenses	$9,709	$10,441	$10,753	-7.0%	-9.7%
Adjusted pre-tax operating income	$1,949	$419	$1,826	365.2%	6.7%
Adjusted pre-tax operating margin	16.7%	3.9%	14.5%
The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The differences between our operating expenses and pre-tax operating margin on a U.S. GAAP basis, and our adjusted operating expenses and adjusted pre-tax operating margin on a non-GAAP basis are due to intangible asset amortization and goodwill impairment charges.

TAXES
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, reduced the corporate federal tax rate from 35% to 21% effective as of January 1, 2018.
For the three and nine months ended September 30, 2018, we recorded a tax benefit of $0.4 million and $6.8 million, respectively, related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 26.1% and 25.2% for the three and nine months ended September 30, 2018, respectively.

CAPITAL
Dividends
On October 26, 2018, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.375 per share to be paid on December 14, 2018, to shareholders of record as of the close of business on November 28, 2018.
During the third quarter, we paid a quarterly cash dividend of $0.375 per share, totaling $5.5 million. During the nine months ended September 30, 2018, we returned an aggregate of $41.6 million, or $2.75 per share, to shareholders through cash dividends including the special cash dividend of $1.62 per share paid in the first quarter of 2018.

Share Repurchases
During the third quarter of 2018, we repurchased approximately 22,000 shares of the company's common stock, at an average price of $76.40 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased approximately 68,000 shares, at an average price of $74.62 per share, pursuant to our share repurchase authorization. The aggregate amount of approximately 90,000 shares, or $6.8 million, were repurchased at an average price of $75.06 per share.

Senior Notes
We repaid our $125 million fixed rate senior note upon maturity on October 9, 2018. Given our level of capital and strong cash generation from earnings, we decided not to renew our long-term borrowings.

ADDITIONAL INFORMATION

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2018	2018	2017
Human Capital
Full time employees	1,262	1,269	1,275
Investment banking managing directors	89	87	84

Business Line Statistics
Advisory deals
Completed (#)	45	37	43
Aggregate value (in billions)	$8.5	$5.0	$11.3
Equity financing deals
Bookrun (#)	14	15	13
Total (#)	19	26	16
Capital raised (in billions)	$3.2	$5.5	$1.9
Municipal negotiated issues
Total (#)	116	114	139
Par value (in billions)	$4.1	$2.3	$3.4
Asset management
AUM (in billions)	$7.3	$7.5	$7.6

Shareholder Information
Common shareholders’ equity (in millions)	$700.2	$685.5	$738.3
Common shares outstanding (in millions)	13.4	13.3	12.9
Return on average common shareholders’ equity – rolling 12 month *	-1.0%	-10.9%	-6.8%
Adjusted return on average common shareholders’ equity – rolling 12 month †	13.0%	13.1%	13.9%
Book value per share	$52.38	$51.41	$57.23
Tangible book value per share ‡	$45.14	$43.95	$48.89

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders' equity by common shares outstanding. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders' equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders' equity. The following is a reconciliation of shareholders' equity to tangible shareholders' equity:

	As of	As of	As of
(Amounts in thousands)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Common shareholders’ equity	$700,211	$685,524	$738,266
Deduct: goodwill and identifiable intangible assets	96,844	99,459	107,623
Tangible common shareholders’ equity	$603,367	$586,065	$630,643

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Friday, October 26, 2018, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on or after October 26, 2018, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 1699548. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on October 26, 2018 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 1699548.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen and Hong Kong. www.piperjaffray.com

Investor Relations Contact
Tim Carter
Chief Financial Officer, Piper Jaffray
612 303-5607
timothy.l.carter@pjc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook, particularly with respect to the fourth quarter, for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), areas of potential growth for the company (e.g., sectors within corporate advisory), economic and market conditions (including the outlook for equity markets and the interest rate environment), the state of our equity and fixed income brokerage and asset management businesses, anticipated financial results generally (including expectations regarding our revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), current deal pipelines (or backlogs) for the remainder of the year and into 2019, the level of financial instruments owned (i.e., our securities inventory), our strategic priorities (including growth and the remixing of our product platform, the payment of our quarterly and special dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2017, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2018 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '18	3Q '18	Sept. 30,		Sept. 30,	Percent
(Amounts in thousands, except per share data)	2018	2018	2017	vs. 2Q '18	vs. 3Q '17	2018		2017	Inc/(Dec)
Revenues:
Investment banking	$166,458	$123,904	$190,482	34.3%	(12.6)%	$411,203		$461,260	(10.9)%
Institutional brokerage	31,738	33,032	34,873	(3.9)	(9.0)	92,415		111,083	(16.8)
Asset management	13,377	12,740	12,818	5.0	4.4	38,706		44,011	(12.1)
Interest	6,592	8,178	7,164	(19.4)	(8.0)	25,183		22,649	11.2
Investment income/(loss)	3,068	726	(422)	322.6	N/M	6,706		15,406	(56.5)
Total revenues	221,233	178,580	244,915	23.9	(9.7)	574,213		654,409	(12.3)

Interest expense	3,705	5,099	4,348	(27.3)	(14.8)	14,142		15,568	(9.2)

Net revenues	217,528	173,481	240,567	25.4	(9.6)	560,071		638,841	(12.3)

Non-interest expenses:
Compensation and benefits	139,151	115,574	169,469	20.4	(17.9)	369,895		438,161	(15.6)
Outside services	9,521	10,564	7,495	(9.9)	27.0	29,024		27,612	5.1
Occupancy and equipment	8,967	8,931	8,127	0.4	10.3	26,476		24,846	6.6
Communications	7,561	7,925	7,136	(4.6)	6.0	24,112		22,025	9.5
Marketing and business development	6,718	7,685	6,683	(12.6)	0.5	21,702		22,512	(3.6)
Deal-related expenses	7,671	6,166	—	24.4	N/M	18,888		—	N/M
Trade execution and clearance	2,049	2,028	2,125	1.0	(3.6)	6,240		5,864	6.4
Restructuring costs	—	3,770	—	N/M	N/M	3,770		—	N/M
Goodwill impairment	—	—	114,363	N/M	N/M	—		114,363	N/M
Intangible asset amortization	2,615	2,615	3,822	—	(31.6)	7,845		11,466	(31.6)
Back office conversion costs	—	—	1,293	N/M	N/M	—		3,027	N/M
Other operating expenses	3,640	2,964	2,290	22.8	59.0	9,187		8,525	7.8
Total non-interest expenses	187,893	168,222	322,803	11.7	(41.8)	517,139		678,401	(23.8)

Income/(loss) before income tax expense/(benefit)	29,635	5,259	(82,236)	463.5	N/M	42,932		(39,560)	N/M

Income tax expense/(benefit)	7,365	567	(31,423)	1,198.9	N/M	5,351		(26,912)	N/M

Net income/(loss)	22,270	4,692	(50,813)	374.6	N/M	37,581		(12,648)	N/M

Net income/(loss) applicable to noncontrolling interests	247	(1,534)	(1,100)	N/M	N/M	(1,271)		3,217	N/M

Net income/(loss) applicable to Piper Jaffray Companies (a)	$22,023	$6,226	$(49,713)	253.7	N/M	$38,852		$(15,865)	N/M

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$19,377	$5,522	$(50,415)	250.9	N/M	$33,650		$(18,106)	N/M

Earnings/(loss) per common share
Basic	$1.45	$0.43	$(3.91)	237.2%	N/M	$2.54		$(1.42)	N/M
Diluted (b)	$1.43	$0.43	$(3.91)	232.6%	N/M	$2.50		$(1.42)	N/M

Dividends declared per common share	$0.38	$0.38	$0.31	—	22.6%	$2.75	(c)	$0.94	192.6%

Weighted average number of common shares outstanding
Basic	13,343	13,303	12,898	0.3%	3.5%	13,248		12,774	3.7%
Diluted	13,508	13,438	12,975	0.5%	4.1%	13,444		12,945	3.9%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include all of the Company’s unvested restricted shares.

(b)
Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss.

(c)
Includes the declaration of a special cash dividend of $1.62 per share and three quarterly cash dividends totaling $1.125 per share on the Company's common stock for the nine months ended September 30, 2018.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,		3Q '18	3Q '18	Sept. 30,	Sept. 30,		Percent
(Dollars in thousands)	2018	2018	2017		vs. 2Q '18	vs. 3Q '17	2018	2017		Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$113,540	$77,214	$146,816		47.0%	(22.7)%	$266,083	$332,205		(19.9)%
Financing
Equities	32,188	30,038	22,117		7.2	45.5	99,868	70,229		42.2
Debt	20,936	16,851	21,687		24.2	(3.5)	45,473	60,066		(24.3)
Total investment banking	166,664	124,103	190,620		34.3	(12.6)	411,424	462,500		(11.0)

Institutional sales and trading
Equities	17,804	19,141	18,410		(7.0)	(3.3)	54,951	59,085		(7.0)
Fixed income	18,162	18,436	20,676		(1.5)	(12.2)	52,932	63,137		(16.2)
Total institutional sales and trading	35,966	37,577	39,086		(4.3)	(8.0)	107,883	122,222		(11.7)

Management and performance fees	1,806	1,630	678		10.8	166.4	4,824	4,172		15.6

Investment income/(loss)	3,166	1,143	(660)		177.0	N/M	7,607	15,155		(49.8)

Long-term financing expenses	(1,732)	(1,832)	(1,736)		(5.5)	(0.2)	(5,351)	(6,003)		(10.9)

Net revenues	205,870	162,621	227,988		26.6	(9.7)	526,387	598,046		(12.0)

Operating expenses	176,783	156,381	196,409		13.0	(10.0)	482,024	524,702		(8.1)

Segment pre-tax operating income	$29,087	$6,240	$31,579		366.1%	(7.9)%	$44,363	$73,344		(39.5)%

Segment pre-tax operating margin	14.1%	3.8%	13.9%				8.4%	12.3%

Asset Management
Management and performance fees
Management fees	$11,571	$11,110	$12,140		4.1%	(4.7)%	$33,874	$39,839		(15.0)%
Performance fees	—	—	—		N/M	N/M	8	—		N/M
Total management and performance fees	11,571	11,110	12,140		4.1	(4.7)	33,882	39,839		(15.0)

Investment income/(loss)	87	(250)	439		N/M	(80.2)	(198)	956		N/M

Net revenues	11,658	10,860	12,579		7.3	(7.3)	33,684	40,795		(17.4)

Operating expenses	11,110	11,841	126,394	(a)	(6.2)	(91.2)	35,115	153,699	(a)	(77.2)

Segment pre-tax operating income/(loss)	$548	$(981)	$(113,815)		N/M	N/M	$(1,431)	$(112,904)		N/M

Segment pre-tax operating margin	4.7%	(9.0)%	(904.8)%				(4.2)%	(276.8)%

Total
Net revenues	$217,528	$173,481	$240,567		25.4%	(9.6)%	$560,071	$638,841		(12.3)%

Operating expenses	187,893	168,222	322,803	(a)	11.7	(41.8)	517,139	678,401	(a)	(23.8)

Pre-tax operating income/(loss)	$29,635	$5,259	$(82,236)		463.5%	N/M	$42,932	$(39,560)		N/M

Pre-tax operating margin	13.6%	3.0%	(34.2)%				7.7%	(6.2)%
N/M — Not meaningful
(a) Includes a $114.4 million goodwill impairment charge

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '18	3Q '18	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2018	2018	2017	vs. 2Q '18	vs. 3Q '17	2018	2017	Inc/(Dec)
Revenues:
Investment banking	$166,458	$123,904	$190,482	34.3%	(12.6)%	$411,203	$461,260	(10.9)%
Institutional brokerage	31,738	33,032	34,873	(3.9)	(9.0)	92,415	111,083	(16.8)
Asset management	13,377	12,740	12,818	5.0	4.4	38,706	44,011	(12.1)
Interest	6,592	8,178	7,164	(19.4)	(8.0)	25,183	22,649	11.2
Investment income	1,192	1,164	562	2.4	112.1	4,349	10,526	(58.7)
Total revenues	219,357	179,018	245,899	22.5	(10.8)	571,856	649,529	(12.0)

Interest expense	3,705	5,099	4,348	(27.3)	(14.8)	14,142	15,568	(9.2)

Adjusted net revenues (2)	$215,652	$173,919	$241,551	24.0%	(10.7)%	$557,714	$633,961	(12.0)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$133,237	$108,237	$155,160	23.1%	(14.1)%	$346,440	$407,860	(15.1)%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.8%	62.2%	64.2%			62.1%	64.3%

Adjusted non-compensation expenses (4)	$44,327	$48,765	$34,862	(9.1)%	27.1%	$135,259	$112,320	20.4%
Ratio of adjusted non-compensation expenses to adjusted net revenues	20.6%	28.0%	14.4%			24.3%	17.7%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$38,088	$16,917	$51,529	125.1%	(26.1)%	$76,015	$113,781	(33.2)%
Adjusted operating margin (6)	17.7%	9.7%	21.3%			13.6%	17.9%

Adjusted income tax expense (7)	9,522	3,078	19,008	209.4	(49.9)	12,288	32,505	(62.2)

Adjusted net income (8)	$28,566	$13,839	$32,521	106.4%	(12.2)%	$63,727	$81,276	(21.6)%
Effective tax rate (9)	25.0%	18.2%	36.9%			16.2%	28.6%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$25,134	$12,172	$27,718	106.5%	(9.3)%	$55,804	$68,584	(18.6)%

Adjusted earnings per diluted common share	$1.86	$0.92	$2.13	102.2%	(12.7)%	$4.15	$5.31	(21.8)%

Weighted average number of common shares outstanding
Diluted	13,508	13,438	12,975	0.5%	4.1%	13,444	12,945	3.9%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '18	3Q '18	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2018	2018	2017	vs. 2Q '18	vs. 3Q '17	2018	2017	Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$113,540	$77,214	$146,816	47.0%	(22.7)%	$266,083	$332,205	(19.9)%
Financing
Equities	32,188	30,038	22,117	7.2	45.5	99,868	70,229	42.2
Debt	20,936	16,851	21,687	24.2	(3.5)	45,473	60,066	(24.3)
Total investment banking	166,664	124,103	190,620	34.3	(12.6)	411,424	462,500	(11.0)

Institutional sales and trading
Equities	17,804	19,141	18,410	(7.0)	(3.3)	54,951	59,085	(7.0)
Fixed income	18,162	18,436	20,676	(1.5)	(12.2)	52,932	63,137	(16.2)
Total institutional sales and trading	35,966	37,577	39,086	(4.3)	(8.0)	107,883	122,222	(11.7)

Management and performance fees	1,806	1,630	678	10.8	166.4	4,824	4,172	15.6

Investment income	1,290	1,581	324	(18.4)	298.1	5,250	10,275	(48.9)

Long-term financing expenses	(1,732)	(1,832)	(1,736)	(5.5)	(0.2)	(5,351)	(6,003)	(10.9)

Adjusted net revenues (2)	203,994	163,059	228,972	25.1	(10.9)	524,030	593,166	(11.7)

Adjusted operating expenses (12)	167,855	146,561	179,269	14.5	(6.4)	450,786	484,677	(7.0)

Adjusted segment pre-tax operating income	$36,139	$16,498	$49,703	119.1%	(27.3)%	$73,244	$108,489	(32.5)%

Adjusted segment pre-tax operating margin (6)	17.7%	10.1%	21.7%			14.0%	18.3%

Asset Management
Management and performance fees
Management fees	$11,571	$11,110	$12,140	4.1%	(4.7)%	$33,874	$39,839	(15.0)%
Performance fees	—	—	—	N/M	N/M	8	—	N/M
Total management and performance fees	11,571	11,110	12,140	4.1	(4.7)	33,882	39,839	(15.0)

Investment income/(loss)	87	(250)	439	N/M	(80.2)	(198)	956	N/M

Net revenues	11,658	10,860	12,579	7.3	(7.3)	33,684	40,795	(17.4)

Adjusted operating expenses (13)	9,709	10,441	10,753	(7.0)	(9.7)	30,913	35,503	(12.9)

Adjusted segment pre-tax operating income (13)	$1,949	$419	$1,826	365.2%	6.7%	$2,771	$5,292	(47.6)%

Adjusted segment pre-tax operating margin (6)	16.7%	3.9%	14.5%			8.2%	13.0%

Total
Adjusted net revenues (2)	$215,652	$173,919	$241,551	24.0%	(10.7)%	$557,714	$633,961	(12.0)%

Adjusted operating expenses (12)	177,564	157,002	190,022	13.1	(6.6)	481,699	520,180	(7.4)

Adjusted pre-tax operating income (5)	$38,088	$16,917	$51,529	125.1%	(26.1)%	$76,015	$113,781	(33.2)%

Adjusted pre-tax operating margin (6)	17.7%	9.7%	21.3%			13.6%	17.9%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$217,528	$173,481	$240,567	$560,071	$638,841
Adjustments:
Revenue related to noncontrolling interests (11)	(1,876)	438	984	(2,357)	(4,880)
Adjusted net revenues	$215,652	$173,919	$241,551	$557,714	$633,961

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$139,151	$115,574	$169,469	$369,895	$438,161
Adjustments:
Compensation from acquisition-related agreements	(5,914)	(7,337)	(14,309)	(23,455)	(30,301)
Adjusted compensation and benefits	$133,237	$108,237	$155,160	$346,440	$407,860

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$48,742	$52,648	$153,334	$147,244	$240,240
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,629)	(1,096)	(116)	(3,628)	(1,663)
Goodwill impairment	—	—	(114,363)	—	(114,363)
Amortization of intangible assets related to acquisitions	(2,615)	(2,615)	(3,822)	(7,845)	(11,466)
Non-compensation expenses from acquisition-related agreements	(171)	(172)	(171)	(512)	(428)
Adjusted non-compensation expenses	$44,327	$48,765	$34,862	$135,259	$112,320

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$29,635	$5,259	$(82,236)	$42,932	$(39,560)
Adjustments:
Revenue related to noncontrolling interests (11)	(1,876)	438	984	(2,357)	(4,880)
Expenses related to noncontrolling interests (11)	1,629	1,096	116	3,628	1,663
Compensation from acquisition-related agreements	5,914	7,337	14,309	23,455	30,301
Goodwill impairment	—	—	114,363	—	114,363
Amortization of intangible assets related to acquisitions	2,615	2,615	3,822	7,845	11,466
Non-compensation expenses from acquisition-related agreements	171	172	171	512	428
Adjusted income before adjusted income tax expense	$38,088	$16,917	$51,529	$76,015	$113,781

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$7,365	$567	$(31,423)	$5,351	$(26,912)
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,467	1,820	4,865	5,818	10,803
Goodwill impairment	—	—	44,144	—	44,144
Amortization of intangible assets related to acquisitions	648	648	1,475	1,944	4,424
Non-compensation expenses from acquisition-related agreements	42	43	(53)	127	46
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	(952)	—
Adjusted income tax expense	$9,522	$3,078	$19,008	$12,288	$32,505

Continued on next page

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Net income/(loss) applicable to Piper Jaffray Companies:
Net income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$22,023	$6,226	$(49,713)	$38,852	$(15,865)
Adjustments:
Compensation from acquisition-related agreements	4,447	5,517	9,444	17,637	19,498
Goodwill impairment	—	—	70,219	—	70,219
Amortization of intangible assets related to acquisitions	1,967	1,967	2,347	5,901	7,042
Non-compensation expenses from acquisition-related agreements	129	129	224	385	382
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	952	—
Adjusted net income	$28,566	$13,839	$32,521	$63,727	$81,276

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Net income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$19,377	$5,522	$(50,415)	$33,650	$(18,106)
Adjustment for undistributed loss allocated to participating shares (10)	—	—	8,045	372	4,719
	19,377	5,522	(42,370)	34,022	(13,387)
Adjustments:
Compensation from acquisition-related agreements	3,912	4,819	8,049	15,444	16,453
Goodwill impairment	—	—	59,848	—	59,254
Amortization of intangible assets related to acquisitions	1,731	1,718	2,000	5,167	5,942
Non-compensation expenses from acquisition-related agreements	114	113	191	337	322
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	834	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$25,134	$12,172	$27,718	$55,804	$68,584

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$1.43	$0.43	$(3.91)	$2.50	$(1.42)
Adjustment for undistributed loss allocated to participating shares (10)	—	—	0.64	0.03	0.39
	1.43	0.43	(3.27)	2.53	(1.03)
Adjustments:
Compensation from acquisition-related agreements	0.29	0.35	0.62	1.14	1.27
Goodwill impairment	—	—	4.61	—	4.58
Amortization of intangible assets related to acquisitions	0.13	0.13	0.15	0.38	0.46
Non-compensation expenses from acquisition-related agreements	0.01	0.01	0.02	0.03	0.03
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	0.06	—
Adjusted earnings per diluted common share	$1.86	$0.92	$2.13	$4.15	$5.31

Continued on next page

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$205,870	$162,621	$227,988	$526,387	$598,046
Adjustments:
Revenue related to noncontrolling interests (11)	(1,876)	438	984	(2,357)	(4,880)
Adjusted net revenues	$203,994	$163,059	$228,972	$524,030	$593,166

Operating expenses:
Operating expenses – U.S. GAAP basis	$176,783	$156,381	$196,409	$482,024	$524,702
Adjustments:
Expenses related to noncontrolling interests (11)	(1,629)	(1,096)	(116)	(3,628)	(1,663)
Compensation from acquisition-related agreements	(5,914)	(7,337)	(14,309)	(23,455)	(30,301)
Amortization of intangible assets related to acquisitions	(1,214)	(1,215)	(2,544)	(3,643)	(7,633)
Non-compensation expenses from acquisition-related agreements	(171)	(172)	(171)	(512)	(428)
Adjusted operating expenses	$167,855	$146,561	$179,269	$450,786	$484,677

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$29,087	$6,240	$31,579	$44,363	$73,344
Adjustments:
Revenue related to noncontrolling interests (11)	(1,876)	438	984	(2,357)	(4,880)
Expenses related to noncontrolling interests (11)	1,629	1,096	116	3,628	1,663
Compensation from acquisition-related agreements	5,914	7,337	14,309	23,455	30,301
Amortization of intangible assets related to acquisitions	1,214	1,215	2,544	3,643	7,633
Non-compensation expenses from acquisition-related agreements	171	172	171	512	428
Adjusted segment pre-tax operating income	$36,139	$16,498	$49,703	$73,244	$108,489

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$11,110	$11,841	$126,394	$35,115	$153,699
Adjustments:
Goodwill impairment	—	—	(114,363)	—	(114,363)
Amortization of intangible assets related to acquisitions	(1,401)	(1,400)	(1,278)	(4,202)	(3,833)
Adjusted operating expenses	$9,709	$10,441	$10,753	$30,913	$35,503

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$548	$(981)	$(113,815)	$(1,431)	$(112,904)
Adjustments:
Goodwill impairment	—	—	114,363	—	114,363
Amortization of intangible assets related to acquisitions	1,401	1,400	1,278	4,202	3,833
Adjusted segment pre-tax operating income	$1,949	$419	$1,826	$2,771	$5,292

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions, (c) goodwill impairment charges, (d) the impact of the enactment of the Tax Cuts and Jobs Act and (e) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which the special cash dividend exceeds adjusted net income resulting in an undistributed loss.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) amortization of intangible assets related to acquisitions and (b) goodwill impairment charges.